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                                                                EXHIBIT 99.1


FOR IMMEDIATE RELEASE


    SFAD's NEW MANAGEMENT PLANS TO ELIMINATE HEADACHES

Palm Beach, FL. June 22, 1998/PR Newswire/ Safe Technologies International, Inc., (OTC: SFAD) announced today that pursuant to SFAD New Management's commitment to Stockholders at a Special Meeting in Long Island, New York, on January 30th, 1998, to concentrate on evaluating, contacting and securing potential joint ventures and/or licensees in order to bring the company's nasal aspirin patent forward, Management is making 'progress' toward that end.

SFAD first came into prominence with the development of a Nasal Patent in 1988. Many, loyal SFAD Stockholders have held their SFAD stock for 8-10 years in hopes that the Patent would launch. Stockholders expressed their opinions at the Stockholders Meeting and requested that New
Management put time and effort on developing the Patent.

Initial market evaluations today indicate the marketplace to be very receptive to new drug technologies.

The invention relates to a novel method of administering aspirin to achieve improved delivery thereof. The invention further relates to novel dosage forms of neutralized aspirin adapted for nasal administration, such as solutions, suspensions, gels, and ointments. These dosage forms find utility in the treatment of conditions known to respond to the administration of aspirin, particularly in the treatment of migraine, in the mitigation of cardiovascular damage resulting from heart attack, and in the treatment of acute pain, such as post operative pain.

"Research in the field of nasal delivery has shown us that lower dosages of aspirin are required when administered, faster pain relief due to entering the blood stream more rapidly, and longer periods of effectiveness with a lack of any irritation. The aspirin product can be administered easily by a user through a spray dispenser with controlled dosage, according to Barbara Tolley, CEO of SFAD."

The company believes the product will be especially important for those who cannot tolerate aspirin when taken orally, and for at risk people suffering heart attacks prior to the arrival of the Emergency Unit, who could administer, for themselves, a safe immediate aspirin dosage.

According to Ms.Tolley, "One of the first things which we have done to further develop the Patent is to name the product. During the last 10 years, the product had no name; everyone referred to a nameless commodity. For me, coming from an advertising background, 'branding of a product is very important.' I believe that we have come up with an extremely appropriate name for the Nasal Aspirin Patent:
CYRANOL, and are currently preparing to file for trademark status.

While we are presently talking with two U.S. based laboratories which have expressed interest in the Patent, we will be communicating with additional prospective companies, in the U.S. and abroad, to fully evaluate the best option for SFAD to pursue."

Safe Technologies International, based in Palm Beach,
Florida, is a multi-faceted company with multiple areas of concentration: Internet products, services, and Internet
Directories; Marketing, Advertising, and Digital Pre Press
Graphics and Printing; customized Personal Computer systems and networks; Heath Care/Wellness related products and services, such as, i.e.. SFAD's Nasal Aspirin Patent; and Real Estate products, services, and software.

Forward-Looking Statements: Except for the historical information contained herein, this news release may contain forward looking statements within the meaning of Section 27A of the Securities Act of l934, as amended, that may involve risks and uncertainties, including those relating to the availability of suitable financial resources, the availability of management, as well as other risks detailed from time to time in the Company's SEC reports, including reports on Form 10KSB for the year ended November, 1997 and Form 10-QSB for the quarter ended March 31, 1998.

SOURCE:   Safe Technologies International, Inc., (SFAD)
CONTACT:  Safe Technologies International, Inc., (SFAD)
TEL:      561-832-2700
EMAIL:    patent.development@safetechnologies.com
HTTP://   www.safetechnologies.com